UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 29, 2005


                             1st State Bancorp, Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Virginia                     0-25859                  56-2130744
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)



445 S. Main Street, Burlington, North Carolina                        27215
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (336) 227-8861


                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement
           ------------------------------------------

Agreement and Plan of Merger

      On June 29, 2005, Capital Bank Corporation, a North Carolina corporation ("CBC"), and 1st State Bancorp, Inc., a Virginia corporation ("FSBC"), entered into a definitive merger agreement (the "Agreement"), pursuant to which FSBC will merge with and into CBC (the "Merger").

      Under the terms of the Agreement, each share of FSBC common stock will be automatically converted into the right to receive, at the election of the holder, either: (i) 0.691829 shares of CBC common stock multiplied by an exchange ratio plus an amount equal to $11.4486 in cash, (ii) 1.0 share of CBC common stock multiplied by an exchange ratio, or (iii) an amount equal to $37.15 in cash. The exchange ratio is equal to $37.15 divided by the average of the daily closing sales price of CBC common stock on Nasdaq during the 20 trading day period ending three business days prior to the closing date (the "Average Closing Price"). Pursuant to the Agreement, the Average Closing Price can be no higher than $18.00 per share and if it is less than $15.00 per share, CBC will have the option to (x) consummate the transaction using the lower Average Closing Price, (y) set the Average Closing Price at $15.00 per share and pay the holders of FSBC common stock receiving shares of CBC common stock in the Merger an amount in cash equal to $15.00 minus the lower Average Closing Price, or (z) set the Average Closing Price at $15.00 per share and pay no additional consideration to the holders of FSBC common stock receiving CBC common stock in the transaction. If CBC chooses the option set forth in (z) above, FSBC will have the right to terminate the transaction. Finally, certain allocation procedures will be used to cause the mix of stock and cash consideration to be paid to FSBC shareholders to be approximately 65%/35%, respectively.

      The completion of the Merger is subject to approval by the shareholders of both companies, regulatory approvals and normal and customary closing conditions. At the same time that the Agreement was signed, officers, directors and certain shareholders of FSBC entered into an agreement with CBC pursuant to which each such person agreed, among other things, to vote his or her shares in favor of the Merger. The Merger is expected to close in January 2006.

      Under the terms of the Agreement, CBC has agreed to appoint four FSBC representatives to its board of directors and to the board of directors of Capital Bank, CBC's wholly owned subsidiary.

      The above description of the Agreement does not purport to be a complete statement of the parties' rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

         On June 29, 2005, CBC and FSBC issued a joint press release announcing the execution of the Agreement. A copy of the joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

      Information in this Current Report or in the information filed or furnished with this Current Report contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the possibility that fewer than the required number of CBC and FSBC shareholders vote to approve the Merger; the occurrence of events that would have a material adverse effect on CBC or FSBC as described in the Agreement, including the risk of adverse operating results, delays in obtaining or failure to receive required regulatory approvals; the risk that the Agreement could be terminated under circumstances that would require FSBC to pay a termination fee of $2 million; the risk that the Merger will not be consummated; the actual operations of the acquired branches after the acquisition; the ability of CBC to integrate the operations of FSBC into its operations and other uncertainties arising in connection with the proposed Merger. Additional factors that could cause actual results to differ materially are discussed in documents filed with the Securities and Exchange Commission (the "SEC") by CBC and FSBC, including without limitation Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, FSBC does not undertake a duty to update any forward looking statements in this Current Report or in the information filed or furnished with this Current Report.

      The proposed transaction will be submitted to CBC's and FSBC's shareholders for their consideration. CBC and FSBC will file a registration statement, a joint proxy statement/prospectus, and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF CBC AND FSBC ARE NOT BEING ASKED TO TAKE ANY ACTION AT THIS TIME, BUT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CBC and FSBC, at the SEC's Web site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can be obtained, without charge, by directing a request to Richard W. Edwards at PO Box 18949, Raleigh, NC 27619
(800) 308-3971 or A. Christine Baker at 445 S. Main Street, PO Box 1797, Burlington, NC 27216-1797 (336)-227-8861.

      Each of CBC and FSBC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CBC and FSBC, as the case may be, in connection with the Merger. Information about the directors and executive officers of FSBC and their ownership of FSBC common stock is set forth in the proxy statement, dated

January 5, 2005, for FSBC's 2005 annual meeting of shareholders held on February 8, 2005, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of CBC and their ownership of CBC common stock is set forth in the proxy statement, dated April 28, 2005, for CBC's 2005 annual meeting of shareholders held on May 26, 2005, as filed with the SEC on a
Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.

Item 9.01  Financial Statements and Exhibits.
           ---------------------------------

(a)   Financial Statements of Businesses Acquired: Not applicable

(b)   Pro Forma Financial Information: Not applicable

(c)   Exhibits

Number            Description
------            -----------

2.1 Merger Agreement, dated June 29, 2005, by and among Capital Bank Corporation and 1st State Bancorp, Inc.

2.2               List of Schedules Ommitted from Merger Agreement included in
                  Exhibit 2.1 above.

99.1              Joint Press Release of Capital Bank Corporation and 1st State
                  Bancorp, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      1st STATE BANCORP, INC.



Date: June 29, 2005                   By: /s/ James C. McGill
                                          -------------------------------------
                                          James C. McGill
                                          President and Chief Executive Officer